Exhibit 99.1

FOLD AND READ THE REVERSE SIDE

PharmAthene, Inc.
One Park Place
Annapolis, MD 21401

For The Special Meeting To Be Held May 4, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE COMPANY

The undersigned, having duly received the Notice of Special Meeting of PharmAthene, Inc. (the "Company") and the proxy statement/prospectus/consent solicitation dated March     , 2017, hereby constitutes and appoints Mitchel Sayare and John Gill, and each of them, attorneys and agents, with full power of substitution, to represent the undersigned and to vote as proxy all the shares of Common Stock, par value $0.0001 per share, of the Company of which the undersigned is the record holder, standing in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at 9:00 a.m. Eastern Time, on May 4, 2017 at the offices of  Dentons US LLP at 1221 Avenue of the Americas, New York, NY 10020, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to the Special Meeting.

This Proxy will be voted in accordance with the stockholder’s specifications hereon.  In the absence of any such specification, this Proxy will be voted “FOR” Proposals 1, 2, 3, and 4. The proxies cannot vote your shares until you sign and return this card.

If any other business is presented at the Special Meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the Board.  At the present time, the Board knows of no other business to be presented at the Special Meeting.  In addition, if the Special Meeting is required to be adjourned for any reason, this proxy will be voted by the above-named proxies at the direction of a majority of the Board.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this ☒

Proposals -- The Board of Directors recommends you for FOR Proposals 1-5

1. To approve the issuance of shares of PharmAthene, Inc. ("PharmAthene") common stock in the mergers as contemplated by the Agreement and Plan of Merger and Reorganization dated January 18, 2017 and amended March 29, 2017 (the "Merger Agreement"), by and among PharmAthene, Mustang Merger Sub Corp I Inc, Mustang Merger Sub II LLC, Altimmune, Inc. ("Altimmune") and Shareholder Representative Services, LLC, solely in its capacity as a representative of certain Altimmune securityholders.	☐ For	☐ Against	☐ Abstain

2. To approve and adopt the Merger Agreement.	☐ For	☐ Against	☐ Abstain

3. To approve an amendment to PharmAthene's Certificate of Incorporation to effect a Reverse Stock Split prior to the effective time of the mergers at a ratio (the "Reverse Ratio") of not less than 1-for-10 and not more than 1-for-75, with the exact Reverse Ratio to be finally determined and mutually agreed to by the PharmAthene and Altimmune Boards of Directors.	☐ For	☐ Against	☐ Abstain

4. To approve the 2017 Omnibus Incentive Plan.	☐ For	☐ Against	☐ Abstain

5. To approve an adjournment of the special meeting, if necessary or advisable, to solicit additional proxies if there are not sufficient votes in favor of any of the proposals.	☐ For	☐ Against	☐ Abstain

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________________ Signature ______________________________ Date __________ __, 2017.

NOTE:  When shares are held by joint tenants, both should sign.  When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer, giving full title as such.  If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.